Pangaea Announces Appointment of New COO Mads Boye Petersen

NEWPORT, RI – February 22, 2022 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today that Mads Boye Petersen has been appointed its Chief Operating Officer, effective on April 1, 2022. Petersen replaces Mark Filanowski, who was promoted to Chief Executive Officer of Pangaea in December 2021. As Chief Operating Officer, Mr. Petersen will have broad responsibilities, including group strategy and execution, as well as capital market and ESG initiatives. He will, until further notice, continue to carry out his duties as Managing Director for the group’s Danish and Singapore subsidiaries.

Mark Filanowski commented, “Mads represents the next generation of Pangaea’s executive management team, having absorbed our unique way of operating in a volatile shipping market and having helped develop and implement our Company strategies and business plans that include niche trades, cargo-focused contract business, and port and terminal operations. Mads has earned great respect from his colleagues here at Pangaea, has developed good relationships with our important customers and shareholders, and has the full support of our Board of Directors. Mads and his wife, Monsurat, will receive a warm welcome from the Newport community.”

“I look forward to the opportunities that this executive role presents. We have great talent, an excellent fleet, and customers who look to us to help solve their supply chain challenges,” said Mr. Peterson. “These are basic building blocks that will take us far and wide in our push to becoming a more complete provider of bulk transport services.”

Mr. Petersen has worked for Pangaea since 2009 when Nordic Bulk Carriers in Copenhagen was formed together with Pangaea. He has since held various roles at Nordic Bulk Carriers, including operations and general management. He has been responsible for expanding Pangaea’s ice class shipping business, developing cargo contracts, and assembling and operating the largest fleet of high ice class dry bulk vessels in the world, making Pangaea the market leader in this bulk shipping segment. Mr. Petersen holds an Executive M.B.A. degree from Copenhagen Business School and has worked in various roles in the dry bulk sector since 2003.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Emily Blum
Chief Financial Officer	Prosek Partners
401-846-7790	973-464-5240
Investors@pangaeals.com	eblum@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.